                                                                     EXHIBIT 2.2

                                                                         FORM OF
                                                                         -------

                         CARRINGTON LABORATORIES, INC.
                             2001 Walnut Hill Lane
                              Irving, Texas 75038



                                 June 20, 1995


See Annex I attached hereto.

Dear Warrantholder:

     As you know, Carrington Laboratories, Inc. (the "Company") intends to file a registration statement (the "Registration Statement") this month with the Securities and Exchange Commission (the "Commission") covering shares of Common Stock of the Company sold to investors in connection with a private placement by the Company in April 1995 (the "Proposed Registration"). In consideration of your agreement to purchase from the Company _________ shares of Common Stock (the "Shares") through the exercise in full, within 45 days of the effectiveness of the Registration Statement, of a warrant previously issued to you dated ________________, the Company desires to grant to you the right, subject to the terms and conditions set forth below, to have the Shares included in the Registration Statement.

     Accordingly, the Company, for the consideration specified above, agrees, subject to your acceptance of this letter, as follows:

     1. The Company will use its reasonable best efforts to cause the Shares to be included in the Registration Statement and, if such Shares are included at the time of effectiveness, will, as expeditiously as possible:

          A. use its reasonable best efforts to cause the Registration Statement to become effective and to remain effective for so long as may reasonably be necessary to complete the sale or other disposition of the Shares, provided that the Company shall not in any event be required to maintain the effectiveness of the Registration Statement for a period in excess of 120 days;
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June 20, 1995
Page 2

          B. prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus contained therein as may be necessary to keep the Registration Statement effective, and to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the sale or other disposition of the Shares whenever you shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Paragraph 1;

          C. furnish to you such number of copies of the Registration Statement, the prospectus contained therein (including each preliminary prospectus), and each amendment and supplement to the Registration Statement and such prospectus, in conformity with the requirements of the Securities Act, as you may reasonably request in order to facilitate the sale or other disposition of the Shares; and

          D. use its reasonable best efforts to register or qualify the Shares for sale under the securities or "blue sky" laws of such states as you may request (except to the extent exemptions from such registration or qualification are available), and do any and all other acts and things that may reasonably be necessary under such securities or "blue sky" laws to enable you to consummate the sale or other disposition of the Shares in such states, provided that the Company shall not be required to register or qualify the Shares for sale under the securities or "blue sky" laws of more than a total of five states, and provided further, that the Company shall not be required to keep any such registration or qualification in effect for a period in excess of 120 days and shall not for any such purpose be required to qualify to do business as a foreign corporation in any state wherein it is not so qualified or to subject itself to taxation in any such state.

     2. Notwithstanding the provisions of Paragraph 1 hereof, the Company shall not be required to include the Shares in the Registration Statement, or to maintain the effectiveness of any registration of the Shares, unless and until you furnish to the Company such information regarding yourself and the Shares and the intended method of disposition of the Shares as the Company shall reasonably request in order to satisfy the requirements applicable to the Proposed Registration.

     3. Your rights under Paragraph 1 hereof shall be subject to the following limitations:

          A. If at any time or from time to time during the effectiveness of the Registration Statement, the Company is
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June 20, 1995
Page 3

engaged in or proposes to engage in a registered public offering of securities of the Company or any other transaction or activity which, in the good faith determination of the Board of Directors of the Company, would be adversely affected by offers or sales of the Shares pursuant to the Registration Statement to the detriment of the Company, then you shall, upon the written request of the Company, cease making offers and sales of the Shares pursuant to the Registration Statement (including sales pursuant to Rule 144 under the Securities Act) for the period of time specified by the Company, which period shall not (i) in the case of a registered public offering, exceed the period beginning ten days prior to the effective date of the registration statement relating to such offering and ending 120 days after such effective date, and
(ii) in the case of any other transaction or activity, exceed the period beginning ten days prior to, and ending 120 days after, the date of commencement of such other activity. You agree to enter into such further agreements with the Company or any underwriter of securities of the Company deemed necessary by the Company or any such underwriter to carry out the purposes of this Paragraph 3A. The period of time that the Company is obligated to maintain the effectiveness of the Registration Statement hereunder shall be tolled during the period you must cease making offers and sales of the Shares pursuant to the Company's request under this Paragraph 3A.

          B. The obligations of the Company pursuant to Paragraph 1 hereof shall cease (i) as to Shares sold or otherwise disposed of pursuant to the Registration Statement or Section 4(1) of the Securities Act, and (ii) as to Shares eligible for sale pursuant to Rule 144 under the Securities Act, as amended from time to time, or any similar rule that may hereafter be adopted.

     4. In connection with the registration of the Shares pursuant to the provisions of Paragraph 1 hereof, you shall pay any brokerage and underwriting discounts and commissions payable in respect of the Shares sold on your behalf, all fees and expenses of any attorneys and accountants employed by you, and any other costs directly incurred by you, and, except as otherwise provided in Paragraph 5 hereof, the Company shall pay or cause to be paid and shall indemnify and hold you harmless from and against any and all other costs and expenses incurred in connection with such registration.

     5. A. In connection with the Proposed Registration, the Company (i) shall indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Securities Act against any losses, claims, damages, and

June 20, 1995
Page 4

liabilities, joint or several, to which you or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, as amended at the time when it becomes effective (the "Securities Act Registration Statement"), the prospectus, as then amended, included as a part of the Securities Act Registration Statement (the "Prospectus"), any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) shall reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company by you specifically for use therein.

          B. You (i) shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Securities Act Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company by you specifically for use therein, and
(ii) shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action.
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June 20, 1995
Page 5

          C. Promptly after receipt by an indemnified party under this Paragraph 5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 5, notify the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party otherwise than under this Paragraph 5.

          D. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Paragraph 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that the fees and expenses of the indemnified party's counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or
(ii) the named parties to such action (including any impleaded parties) include both the indemnified party and the indemnifying party and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying
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June 20, 1995
Page 6

party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     6. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been effectively given when delivered personally or, if mailed by first class registered or certified mail, postage prepaid, three days after deposit in the mails, to the address of the party set forth on the first page of this letter.

     7. This agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof. This agreement may not be modified or amended except by a writing signed by the party against whom the modification or amendment is sought to be enforced.

     8. This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the directors, officers, and controlling persons referred to in Paragraph 5 hereof; provided, however, that neither of the parties hereto shall assign or transfer this agreement or any rights or obligations hereunder without the prior written consent of the other party.

     9. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

     To signify your approval of all the foregoing and your acceptance of this agreement, please sign and return to the Company the enclosed copy of this letter.

                                     Very truly yours,

                                     CARRINGTON LABORATORIES, INC.



                                     By:________________________________________
                                           Carlton E. Turner, Ph.D.,
                                           Chief Executive Officer and
                                           President

Accepted and Agreed to as of
June ___, 1995.


____________________________

                                    ANNEX I
                                    -------

                                   Number                   Date
                                     of                      of
      Warrantholder                Shares                  Grant
      -------------                ------                  -----

Dr. Gerald R. Bratton               5,000             September 19, 1991
3000 Bolero
College Station, TX 77845

Dr. David L. Busbee, Ph.D.          5,000             September 19, 1991
BioChem Bio Physics Bldg.
Room 328 TAMU
College Station, TX 77843

Robert H. Carpenter                 9,500             January 24, 1991
1303 Decan Street                                     March 28, 1991
Bastrop, TX 78602                                     February 28, 1989
                                                      July 12, 1988

J. Harold Helderman, M.D.          20,000             September 19, 1991
Professor of Medicine
Medical Director
Vanderbilt University
  Transplant Center
Division of Nephrology
S-3223 Medical Center
  North
Nashville, TN 37232-2372

Mr. T.H. Holloway                  10,000             February 1, 1991
President
1600 Wallace Blvd.
Amarillo, TX  79106

Maurice C. Kemp, Ph.D.             10,000             September 19, 1991
6904 Springmont Drive
Elk Grove, CA 95758

H. Reginald McDaniel, M.D.         25,000             September 5, 1991
2701 Osler Drive, Suite 6B
Grand Prairie, TX 75051

Mr. Vance Kirkland Meares           2,500             April 29, 1992
9437 Huntingdon Court
Montgomery, AL 36117

Mr. James T. O'Brien               10,000             June 18, 1992
5720 Oakwood Hills
Mission Hills, KS 66208

                                   Number                   Date
                                     of                      of
      Warrantholder                Shares                  Grant
      -------------                ------                  -----

Mr. Ian R. Tizard                  20,000             September 19, 1991
Texas A & M University
Professor and Head
Dept. of Vet Microbiology
  & Parasitology
College of Vet Medicine
College Station, TX 77842